As filed with the Securities and Exchange Commission on April 29, 1997

                            Registration No. 33-63779

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------

                                CAERE CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                     7372                                    94-2250509
(State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification Number)
 incorporation or organization)              Classification Code Number)

                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                                Robert G. Teresi
                      Chairman and Chief Executive Officer
                                CAERE CORPORATION
                                100 Cooper Court
                           Los Gatos, California 95030
                                 (408) 395-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
 Lee F. Benton, Esq.                        Robert B. Jack, Esq.
 Cooley Godward LLP                         Wilson, Sonsini, Goodrich & Rosati
 Five Palo Alto Square                      650 Page Mill Road
 3000 El Camino Real                        Palo Alto, CA 94304
 Palo Alto, CA 94306-2155                   (415) 493-9300
 (415) 843-5000                             Fax: (415) 493-6811
 Fax: (415) 857-0663

         The Registrant hereby withdraws from registration 3,418,496 shares of its Common Stock registered hereby.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Caere Corporation has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Los Gatos, County of Santa Clara, State of California, on the 29th day of April, 1997.

                         CAERE CORPORATION


                         By:             /s/ Blanche M. Sutter
                                       Blanche M. Sutter
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

          Signature                           Title                             Date

  /S/ ROBERT G. TERESI*           Chief Executive Officer, Chairman        April 29, 1997
  Robert G. Teresi                of the Board and Director
                                  (Principal Executive Officer)


  /S/ BLANCHE M. SUTTER           Executive Vice President, Chief          April 29, 1997
  Blanche M. Sutter               Financial Officer and Secretary
                                  (Principal Financial and
                                  Accounting Officer)


  /S/ JAMES K. DUTTON*            Director                                 April 29, 1997
  James K. Dutton

  /S/ ROBERT J. FRANKENBERG       Director                                 April 29, 1997
  Robert J. Frankenberg


  /S/ WAYNE E. ROSING*            Director                                 April 29, 1997
  Wayne E. Rosing


  /S/ FREDERICK W. ZUCKERMAN*     Director                                 April 29, 1997
  Frederick W. Zuckerman


*By:          /S/ BLANCHE M. SUTTER
         Blanche M. Sutter, Attorney-in-Fact
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